As filed with the Securities and Exchange Commission on September 30, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AdvanSix Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-2525089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

115 Tabor Road
Morris Plains, New Jersey 07950
(973) 455-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates
(Full title of the plan)

Erin N. Kane
President and Chief Executive Officer
AdvanSix Inc.
115 Tabor Road
Morris Plains, New Jersey 07950
(973) 455-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric L. Schiele Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	John M. Quitmeyer Senior Vice President, General Counsel, and Corporate Secretary AdvanSix Inc. 115 Tabor Road Morris Plains, New Jersey 07950 (973) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,350,000 shares(1)	$16.315(2)	$54,655,250	$5,503.79

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”) that may become issuable under the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates (the “2016 Plan”) by reasons of any stock dividend, stock split, recapitalization or any other similar transaction that results in an adjustment to the outstanding shares of Common Stock.  3,350,000 shares of Common Stock are authorized to be issued under the 2016 Plan.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of shares of Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on September 29, 2016.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the 2016 Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the 2016 Plan, will be available without charge by contacting the General Counsel, AdvanSix Inc., 115 Tabor Road, Morris Plains, New Jersey 07950, Telephone: (973) 455-2000.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by AdvanSix Inc. (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)
the Company’s registration statement on Form 10-12B (File No. 001-37774), filed with the Commission on May 12, 2016, as amended, including the description of the Common Stock contained therein, and any amendment or report filed for the purpose of updating such descriptions; and

(b)	the Company’s Current Report on Form 8-K, filed with the Commission on September 28, 2016.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of  a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) will include such an exculpation provision. The Company’s Amended and Restated By-laws (the “By-laws”) and Certificate of Incorporation will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors, officers or employees for monetary damages for actions taken as a director, officer, employee or agent of the Company, or for serving at the Company’s request as a director, officer, employee or agent at another corporation or enterprise, as the case may be. The Company’s By-laws and Certificate of Incorporation will also provide that it must indemnify and advance reasonable expenses to the Company’s directors, officers and employees, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company’s By-laws will expressly authorize the Company to carry directors’ and officers’ insurance to protect the Company, its directors, officers and employees for some liabilities.

The limitation of liability and indemnification provisions that will be included in the Company’s By-laws and Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions will not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation of AdvanSix Inc.

4.2	Amended and Restated By-laws of AdvanSix Inc.

4.3	2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates.

5.1	Opinion of Cravath, Swaine & Moore LLP, with respect to the legality of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1	Power of Attorney (included on signature page to this Registration Statement).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on the 30th day of September, 2016.

ADVANSIX, INC.

By:	/s/ Erin N. Kane
Name: Erin N. Kane
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erin N. Kane, Michael Preston, and John M. Quitmeyer and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Erin N. Kane	President and Chief Executive Officer and Director	September 30, 2016
Erin N. Kane	(Principal Executive Officer)
/s/ Michael Preston	Senior Vice President and Chief Financial Officer	September 30, 2016
Michael Preston	(Principal Financial Officer)
/s/ Christopher Gramm	Vice President and Controller (Principal Accounting Officer)	September 30, 2016
Christopher Gramm
/s/ Michael L. Marberry	Director	September 30, 2016
Michael L. Marberry
/s/ Jeffrey N. Neuman	Director	September 30, 2016
Jeffrey N. Neuman
/s/ Alison Zoellner	Director	September 30, 2016
Alison Zoellner
/s/ Anne T. Madden	Director	September 30, 2016
Anne T. Madden

INDEX TO EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of AdvanSix Inc.

4.2	Amended and Restated By-laws of AdvanSix Inc.

4.3	2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates.

5.1	Opinion of Cravath, Swaine & Moore LLP, with respect to the legality of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1	Power of Attorney (included on signature page to this Registration Statement).